UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2019

ARC Group Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah

(State or other jurisdiction of incorporation)

001-33400 (Commission File Number)	87-0454148 (I.R.S. Employer Identification No.)

810 Flightline Blvd. Deland, FL	32724
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   303-467-5236

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 0240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value $0.0005	ARCW	The NASDAQ Global Market

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 1, 2019, ARC Group Worldwide, Inc. (the “Company”) notified the Nasdaq Stock Market LLC (“NASDAQ”) that the Company intends to voluntarily delist from NASDAQ in accordance with the terms, conditions and procedures set forth in NASDAQ Listing Rule 5840(j).  The Company plans to file Form 25 with the U.S. Securities Exchange Commission (the “SEC”) on July 11, 2019.  The delisting will become effective on July 22, 2019, the first business day following the lapse of ten days after the filing date of the Form 25.

As previously disclosed, on April 18, 2019, the Company had received notification from the Listing Qualifications Department of NASDAQ that for the previous 30 consecutive business days, the bid price for the Company’s Common Stock had closed below the minimum $1.00 per share requirement for continued listing on NASDAQ under NASDAQ’S listing rule 5550 (a)(2), requiring a minimum bid price of $1.00 per share (the “Minimum Bid Requirement”). Absent remediation of the Minimum Bid Requirement within the 180-day grace period granted by NASDAQ, the Company’s Common Stock would be delisted from NASDAQ.

Company management and the Board of Directors of the Company (the “Board”) carefully reviewed and assessed possible actions to remediate the deficiency in respect of meeting the Minimum Bid Requirement, including undertaking a reverse split of the Company’s Common Stock.  Following such assessments, the Board concluded that the significant expenditures that would likely be incurred in connection with such remediation of the Minimum Bid Requirement, when considered together with the tenuous uncertainty of the duration of any such reverse split benefits, would not be in the best interests of the Company’s shareholders.  For such reasons, the Board has determined to voluntarily delist from NASDAQ.

The Company expects its Common Stock to continue to be quoted and traded on the OTC Markets Pink Open Market. The Company does not expect the delisting from NASDAQ and SEC deregistration transitions to adversely affect the Company’s business operations.

In addition to the NASDAQ delisting determination, the Board carefully reviewed the substantial costs, expenses and demands upon management related to the preparation and filing of the Company’s annual and other periodic reports and related SEC compliance obligations.  The Board concluded that all such resources could be better focused on improving business operations of the Company.  As a result of such assessments, the Board determined that the Company will also file a Form 15 with the SEC to deregister the Company from its SEC periodic reporting and related compliance obligations that will become effective ninety days after the date of filing.  The Company’s periodic reporting requirements will be suspended during such ninety-day period.

In reaching its determination in respect of the voluntary delisting from NASDAQ and initiating the SEC deregistration, the Company confidentially consulted with some of the Company’s largest shareholders who endorsed the proposed voluntary delisting and deregistration courses of action.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release issued by the Company on July 1, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Group Worldwide, Inc.
(Registrant)

Date: July 1, 2019	By:	/s/ Aaron Willman
		Name:	Aaron Willman
		Title:	Chief Financial Officer and Principal Accounting Officer

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